Exhibit 99.1

Virtuix Expects to Report Strong Second Quarter Revenue Growth Following Meta Quest Launch; Schedules Q2 FY2027 Earnings Call

Company to Host Second Quarter Fiscal Year 2027 Results Conference Call on Monday, November 16, 2026, at 8:30 a.m. Eastern Time

AUSTIN, TEXAS – October 27, 2026 – Virtuix Holdings Inc. (NASDAQ: VTIX) (“Virtuix” or the “Company”), a leading developer of AI-driven, full-body simulation systems, today announced that it expects to report strong revenue growth for the second quarter of fiscal year 2027, ended September 30, 2026, driven in part by increased Omni One sales following the Company’s June launch of Omni One for Quest in collaboration with Meta. These expectations are preliminary and remain subject to completion of the Company’s quarter-end financial closing procedures. Virtuix will host a conference call on Monday, November 16, 2026, at 8:30 a.m. Eastern Time to discuss its financial results and provide an update on commercial developments across consumer entertainment, defense simulation, and healthcare.

The call will also cover Virtuix’s expanding defense and enterprise footprint, including recent sales to the U.S. Army, U.S. Navy, and U.S. Department of Veterans Affairs, developments in humanoid robotics and enterprise applications, and the Company’s upcoming autism therapy pilot.

Jan Goetgeluk, Virtuix’s Chief Executive Officer and Chairman, and Thomas McGinnis, Chief Financial Officer, will host the conference call and present a detailed overview of the Company’s fiscal second quarter performance, commercial traction, outlook for fiscal year 2027, and key growth initiatives designed to support long-term shareholder value creation. The presentation will be followed by a question-and-answer period.

“We are excited to share what we anticipate will be a standout quarter for Virtuix, driven by meaningful growth in Omni One revenues following our successful launch of Omni One for Quest in collaboration with Meta,” said Jan Goetgeluk, Chairman and CEO of Virtuix. “Combined with accelerating momentum in our defense business, we believe these developments reflect the strength of our execution and the significant growth opportunities ahead.”

To access the call, please use the following information:

Date:	Monday, November 16, 2026
Time:	8:30 a.m. Eastern time (5:30 a.m. Pacific time)
Dial-in:	1-877-425-9470
International Dial-in:	1-201-389-0878
Conference Code:	13763588
Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1781164&tp_key=cbbdd7e49e

A telephone replay will be available approximately three hours after the call and will run through November 30, 2026, by dialing 1-844-512-2921 from the U.S., or 1-412-317-6671 from international locations, and entering replay pin number: 13763588. The replay can also be viewed through the webcast link above, and the presentation utilized during the call will be available on the Company’s investor relations website here.

About Virtuix

Virtuix Holdings Inc. (NASDAQ: VTIX) is a developer of AI-driven, full-body immersive simulation systems and the creator of the “Omni” omni-directional treadmill. Virtuix’s technology lets users physically move through virtual and AI-generated environments. The Company’s products are deployed across consumer entertainment, defense training and simulation, robotics, healthcare, research, and enterprise applications involving organizations including Meta, NASA, Tesla, KBR, and Sirica Therapeutics. The Company’s growing federal and defense footprint includes programs, deployments, and research initiatives involving the U.S. Army, Marine Corps, Navy, and Air Force.

Virtuix continues to expand the Omni brand from immersive entertainment into a broader, full-body simulation technology platform serving multiple commercial and government markets. For more information, visit virtuix.com or the Company’s new Investor Relations website at invest.virtuix.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate,” “could,” “would,” “potential” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements in this press release include, without limitation, statements regarding the Company’s expected results for the second quarter of fiscal year 2027; revenues, revenue growth, outlook for fiscal year 2027, and expansion plans; anticipated demand for Omni One; plans to pursue and complete strategic acquisitions; potential impacts of any acquisition on future revenues, operations, or shareholder value; and the Company’s position in and prospects for the consumer, defense, healthcare, and enterprise markets. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the possibility that the Company’s final results for the second quarter of fiscal year 2027 differ from its preliminary expectations as a result of the completion of its financial closing procedures; the Company’s dependence on its relationship with Meta and on consumer demand for Omni One; the Company’s ability to achieve market acceptance in new markets and applications; the Company’s ability to identify, negotiate, and complete acquisitions on favorable terms or at all; the ability to successfully integrate any acquired business; risks related to government contracting, including contract cancellations, modifications, or funding changes; the uncertainties related to market conditions; and other factors discussed in the “Risk Factors” section of the Company’s registration statement filed with the SEC and in its subsequent periodic reports filed with the SEC. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. Except as required by applicable law, the Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

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Company Contact
Lauren Premo
Virtuix Inc.
press@virtuix.com

Investor Relations Contact
Chris Tyson
MZ Group
Direct: 949-491-8235
VTIX@mzgroup.us